EXHIBIT 4.8

FORBEARANCE AGREEMENT

This Forbearance Agreement (this "Agreement"), is dated June 30, 2025 (the "Effective Date"), is entered into among 2323414 Alberta Ltd., a Canadian company (the "Lessee"), CannaPharmaRX, Inc., a Delaware corporation (the "Guarantor"), and Formosa Mountain Ltd. (the "Lessor").

RECITALS

A. Lessee and Lessor are parties to that certain Lease commencing as of January 1, 2022 and as amended and restated effective January 1, 2025 (the "Lease") pursuant to which Lessor would lease certain real property and the structures thereon (the “Property”) to the Lessee.

B. In connection with the Lease, the parties have entered into that certain Security and Royalty Agreement (the “Security Agreement”) that provides a security interest in the equity of the Lessee to the Lessor in the event of certain defaults under the Lease.

C. Certain defaults under the Lease have occurred and are continuing and, as a result thereof, Lessor has the full legal right to exercise any and all of its rights and remedies under the Lease.

D. Lessee and Guarantor have requested Lessor to forbear from exercising its rights and remedies under the Lease and other Lease as a result of such defaults.

E. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Lease.

In consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Lessee and Guarantor Acknowledgments and Agreements. Lessee and Guarantor acknowledge and agree that:

1.1 Recitals. The above recitals are true and correct.

1.2 Outstanding Unpaid Lease Obligations. The amounts due under the Lease for the months of April, May, and June are unpaid and valid.

1.3 Defaults. The Lessee has failed to make the payments required under the Lease for the months of April, May, and June among other things, constituting an Event of Default under the Lease (the "Existing Defaults").

1.4 Reaffirmation of Lease; No Modification to Lease. The Lease, the Security Agreement, and all other agreements, instruments, and other documents executed in connection with or relating to the Lease (collectively, the "Transaction Documents") are legal, valid, binding, and enforceable against Lessee and Guarantor in accordance with their terms. This Agreement is not intended to constitute a novation, or in any way adversely affect the lien and security interest, of the Lease. The Lease is hereby reaffirmed and shall remain unchanged and in full force and effect, except as modified pursuant to this Agreement. Except as expressly provided herein, the execution of this Agreement shall not operate as a waiver of any right, power, or remedy of Lessor, nor constitute an amendment or modification of any provision of any of the Lease or the Security Agreement.

1

1.5 Default Notice. To the extent required by the Lease, the Security Agreement, or applicable law, Lessee and Guarantor acknowledge they have received timely and proper notice of the Existing Defaults and the opportunity to cure (if any), in accordance with the Lease, or applicable law, and all applicable cure periods relating to the Existing Defaults have lapsed. Lessee and Guarantor hereby waive any right to receive further notice of the Existing Defaults and also waive any claim that any notices previously given are insufficient for any reason.

1.6 No Waiver of Defaults. Neither this Agreement, nor any actions taken in accordance with this Agreement, the Security Agreement or the Lease, shall be or be construed as Lessor's waiver of or consent to the Existing Defaults or any other existing or future defaults or Event of Default under the Lease, the Security Agreement, at law or in equity, and Lessor hereby reserves all of its rights and remedies under the Lease with respect thereto. Except as expressly set forth herein, the execution, delivery, and effectiveness of this Agreement shall not directly or indirectly: (i) create any obligation to defer any enforcement action after the occurrence and continuance of any default, Event of Default, or Forbearance Default; (ii) constitute a consent or waiver of any past, present, or future violations of any provisions of the Lease or the Security Agreement; (iii) amend, modify, or operate as a waiver of any provision of the Lease or any right, power, or remedy of Lessor; (iv) constitute a course of dealing or other basis for altering any of Lessee's obligations, indebtedness, and other liabilities under the Lease or the Security Agreement; or (v) in any way reducing the amounts past due under the Lease or the Security Agreement. Except as expressly set forth herein, Lessor reserves all of its respective rights, powers, and remedies under the Agreement, the Lease, and applicable law. All of the provisions of the Lease are hereby reaffirmed.

1.7 Preservation of Rights and Remedies. Upon a Forbearance Default or with respect to any subsequent amounts due under the Lease, all of Lessor's rights and remedies under the Lease, the Security Agreement, and at law and in equity shall be available without restriction or modification, as if the forbearance agreed to in this Agreement had not occurred.

1.8 Lessor Conduct. Lessor has fully and timely performed all its obligations and duties in compliance with the Lease, Security Agreement, and applicable law, and has acted reasonably, in good faith, and appropriately under the circumstances.

1.9 Purpose of Forbearance. The purpose of this Agreement is to waive Lessor’s right to foreclose on its security interest in the equity of the Lessee as provided for in Section 3 of the Security Agreement.

1.10 Request to Forbear. Lessee and Guarantor have requested Lessor's forbearance as provided herein, which shall inure to each of their direct and substantial benefit.

1.11 Obligations of Guarantor. Nothing in this Agreement reduces, cancels, or in anyway limits, the repayment and guaranty obligations of the Guarantor under the Lease and the Security Agreement.

2. Forbearance Obligations. Subject to compliance by Lessee and Guarantor with the terms and conditions of this Agreement, Lessor hereby agrees to forbear from exercising its rights and remedies against Lessee and Guarantor under the Lease with respect to the Existing Defaults. For any future defaults under the Lease, or if the Lessee or Guarantor default on their obligations under the Security Agreement, the agreement of Lessor to forbear shall automatically and without further action terminate and be of no further force or effect and Lessor may, in its sole and absolute discretion, exercise any and all rights and remedies available to Lessor under the Lease, at law, or in equity, including any rights and remedies with respect to the Events of Default under this Agreement.

2

3. Payments During Forbearance Period. Nothing in this Agreement shall modify any future payments or obligations due under the Lease and the Security Agreement and the Lessee shall continue to pay to Lessor the payments which would otherwise be due under the Lease and the Security Agreement in accordance with the terms set forth therein.

4. Representations and Warranties. Each of Lessee and Guarantor, respectively, represents and warrants that all representations and warranties made under the Lease are true and correct as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date. Each of Lessee and Guarantor, respectively, further represents and warrants to Lessor as follows:

4.1 Authorization. The execution, delivery, and performance of this Agreement are within its power and have been duly authorized by all necessary corporate action.

4.2 Enforceability. This Agreement constitutes a valid and legally binding Agreement enforceable against Lessee and Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, and similar laws affecting creditors' rights generally and to general principles of equity.

4.3 No Violation. The execution, delivery, and performance of this Agreement do not and will not: (a) violate any law, regulation, or court order to which either Lessee or Guarantor is subject; (b) conflict with Lessee's or Guarantor's respective organizational documents; or (c) result in the creation or imposition of any lien, security interest, or encumbrance on any property of either Lessee or Guarantor, whether now owned or hereafter acquired, other than liens in favor of Lessor.

4.4 No Litigation. No action, suit, litigation, investigation, or proceeding of or before any arbitrator or governmental authority is pending or, to the respective knowledge of Lessee or Guarantor, threatened by or against or affecting either Lessee or Guarantor or any of its respective property or assets with respect to any of the Lease or any of the transactions contemplated hereby or thereby.

4.5 No Duress. Each of Lessee and Guarantor has freely and voluntarily, without duress, entered into this Agreement with the advice of legal counsel of its choosing, or has knowingly waived the right to such counsel.

4.6 Review and Understanding. Each of Lessee and Guarantor has reviewed this entire Agreement (including the accuracy of the recitals) and understands the significance and consequences of this Agreement (including that the provisions hereof are contractual in nature).

5. Consent of Guarantor and Reaffirmation of Guarantor’s Obligations. Guarantor hereby consents to Lessee's execution, delivery, and performance of this Agreement. Guarantor hereby ratifies and reaffirms: (a) the validity, legality, and enforceability of its obligations as Guarantor under the Lease and the Security Agreement; (b) that its reaffirmation of the Guarantor’s obligations under the Lease and the Security Agreement is a material inducement to Lessor entering into this Agreement; and (c) that its obligations under the Lease and the Security Agreement shall remain in full force and effect until all the obligations under each of the Lease and the Security Agreement have been fully satisfied.

3

6. Release of Claims and Waiver of Defenses.

6.1 General Release. In further consideration of Lessor's execution of this Agreement, Lessee and Guarantor, on behalf of themselves and their successors and assigns (jointly and severally, the "Releasor") hereby forever, fully, unconditionally, and irrevocably waive and release Lessor and its parents, subsidiaries, affiliates, officers, directors, shareholders, members, partners, employees, representatives, agents, attorneys, servicers, and their successors and assigns (individually a "Releasee" and collectively, the "Releasees") from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from, or related to any act or omission by any Lessor or any other Releasee with respect to the Lease, the Security Agreement, and the Property, other than Lessor's or any Releasee's willful misconduct, on or before the date of this Agreement (individually a "Claim" and collectively "Claims"). Releasor further agrees that Releasor shall not commence, institute, or prosecute any lawsuit, action, or other proceeding, whether judicial, administrative, or otherwise, to collect or enforce any Claim.

6.2 No Assignment of Claims. Releasor represents and warrants to the Releasees that: (a) Releasor is the sole and lawful owner of all right, title, and interest in and to the Claims covered by the Release; and (b) Releasor has not assigned or otherwise transferred any right, title, or interest in or to the Claims covered by the Release to a third party.

7. Forbearance Default. The occurrence of one or more of the following shall constitute a "Forbearance Default" under this Agreement:

7.1 Either Lessee or Guarantor shall fail to perform or observe any term, condition, obligation, covenant, or other provision contained in this Agreement or any document related to or executed in connection with this Agreement.

7.2 Lessee, Guarantor, or any of their respective creditors commences a case, proceeding, or other action against Lessor relating to the Property, the Lease, the Security Agreement, this Agreement, or any actual or alleged act, error, or omission by Lessor in connection with any of the foregoing.

7.3 Any other creditor of either Lessee or Guarantor commences an action against it seeking to collect any debt, obligation, or liability.

7.4 Either of Lessee or Guarantor becomes enjoined, restrained, or in any other way prevented by court order from performing its obligations under this Agreement.

7.5 Any representation or warranty of either Lessee or Guarantor made herein shall be false, misleading, or incorrect in any material respect when made.

7.6 Lessee or Guarantor takes any action, or any event or condition occurs or exists, which Lessor reasonably believes in good faith is inconsistent in any material respect with any provision of this Agreement, or impairs, or is likely to impair, the prospect of payment or performance by Lessee of its obligations under this Agreement or any of the Lease.

8. Remedies. Upon the occurrence of a Forbearance Default,Lessor's agreement to forbear as set forth in Section 2 shall automatically terminate without notice to or further action by, any party, whereupon Lessor shall be immediately entitled, in its sole and absolute discretion, to exercise any and all of its rights and remedies under the Lease, the Security Agreement, at law, or in equity.

4

9. Revival of Obligations. Lessee and Guarantor acknowledge and agree that in the event any payment of money contemplated by this Agreement should, for any reason, be declared to be "fraudulent" or "preferential" within the meaning of the Bankruptcy Code or any other federal, foreign, or state law (collectively, "Voidable Transfer"), and if any party to this Agreement is required to pay or restore any such Voidable Transfer, or any portion thereof, then as to that which is repaid or restored pursuant to any such Voidable Transfer (including all costs, expenses, and attorneys' fees related to or incurred by reason of the Voidable Transfer, including relief from stay or similar proceedings), the liability of the parties shall automatically be revived, reinstated, and restored to the extent thereof and shall exist as though such Voidable Transfer had never been made.

10. Miscellaneous.

10.1 Notices. Any notices with respect to this Agreement shall be given in the manner provided for in the Lease.

10.2 Integration; Modification of Agreement. This Agreement, the Security Agreement, and the Lease embody the entire understanding between the parties hereto and supersede all prior agreements and understandings (whether written or oral) relating to the subject matter hereof and thereof. The terms of this Agreement may not be waived, modified, altered, or amended except by agreement in writing signed by all the parties hereto. All parties have taken part in the drafting of this Agreement and all parties hereby agree that this Agreement shall not be construed against the drafter hereof.

10.3 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

10.4 Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, and assigns, provided that Lessee's and Guarantor's rights under this Agreement are not assignable. Lessor may assign its rights and interests in this Agreement, the Lease, and all documents executed in connection with or related to this Agreement or the Lease, at any time without the consent of or notice to Lessee or Guarantor.

10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles thereof.

10.6 No Waiver. No failure to exercise or delay in exercising, on the part of Lessor, any right, remedy, power, or privilege hereunder or under the Lease or the Security Agreement, shall be, shall operate as, or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. Further, Lessor's acceptance of performance by Lessee or Guarantor after the occurrence of an Event of Default or Forbearance Default shall not be construed as a waiver of such Event of Default or Forbearance Default, any other Event of Default or Forbearance Default, or any of Lessor's rights or remedies. Any statute of limitations and defense of laches that may be applicable to Lessor's enforcement of its rights and remedies under the Lease and the Security Agreement shall be tolled and otherwise suspended during the period the past due amounts are outstanding to the maximum extent permitted by applicable law.

5

10.7 Cumulative Rights. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by applicable law.

10.8 Application of Payments. Lessor may apply any and all payments it receives from Lessee, Guarantor, or any other party, and any proceeds of any property, to such portion of the obligations due under the Lease and the Security Agreement as Lessor shall determine in its sole discretion.

10.9 Reimbursement of Costs and Expenses. Lessee and Guarantor agree to pay (or shall reimburse Lessor for) all reasonable costs, fees, and expenses of Lessor (including attorneys' fees and any servicing fees), expended or incurred by Lessor in connection with the negotiation, preparation, administration, and enforcement of this Agreement, the Lease, the Security Agreement, or otherwise relating to the Existing Defaults or any of the property, and all fees, costs, and expenses incurred in connection with any bankruptcy or insolvency proceeding of Lessee or Guarantor (including, without limitation, any Voidable Transfer, adversary proceeding, contested matter, or motion brought by Lessor or any other person). Without in any way limiting the foregoing, Lessee hereby reaffirms its agreement under the applicable Lease to pay or reimburse Lessor for certain costs and expenses incurred by Lessor. Lessee and Guarantor are jointly and severally liable for the obligations under this Section 10.9.

10.10 Headings. The section headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

10.11 Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Agreement.

10.12 Time of Essence. Time is strictly of the essence under this Agreement and with respect to the full and complete performance of each and every term, provision, and condition hereof.

10.13 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LESSEE AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, OR ANY PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT, THE LEASE, ANY DEALINGS BETWEEN LESSOR, LESSEE, AND/OR GUARANTOR RELATING TO THE SUBJECT MATTER HEREOF OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT EXISTS BETWEEN LESSOR, LESSEE, AND GUARANTOR.

6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

LESSOR

Formosa Mountain Ltd.

By: ___________________________

       Elliot Zemel, Authorized Signer

LESSEE

2323414 Alberta Ltd.

By: ___________________________

       Constantine Nkafu, Authorized Signer

GUARANTOR

CannapharmaRX Inc.

By: ___________________________

       Constantine Nkafu, Authorized Signer

Exhibit A

Forbearance Agreement—2323414 Alberta Ltd.-Formosa Mountain Ltd.

7